Exhibit 10.2

PROMOTER ORIGINAL

SANCTION AGREEMENT

NASCAR NEXTEL Cup Series

EVENT NAME:	MBNA AMERICA “400”

DATE OF EVENT:	September 23, 2007

PROMOTER:	Dover International Speedway, Inc.

TRACK:	Dover International Speedway

P.O. BOX 2875 • DAYTONA BEACH, FLORIDA 32120-2875 • (386) 253-0611

www.nascar.com

SANCTION AGREEMENT

This Sanction Agreement (“Agreement”) between National Association for Stock Car Auto Racing, Inc. (“NASCAR”), a corporation with its principal offices located in Daytona Beach, Florida, and PROMOTER (identified on Exhibit 1 to this Agreement), is entered into and is effective as of the Effective Date (specified on Exhibit 1 to this Agreement).

RECITALS

WHEREAS, NASCAR sanctions and conducts, among other things, stock car racing events and series of events throughout the United States and the world; and

WHEREAS, PROMOTER owns and/or controls the Facility (as hereinafter defined); and

WHEREAS, PROMOTER wishes to have NASCAR sanction and conduct a stock car racing event, as part of the 2007 NASCAR NEXTEL Cup Series, at the Facility; and

WHEREAS, NASCAR is willing to sanction and conduct such event for the year 2007 in accordance with the terms of this Agreement;

NOW, THEREFORE, NASCAR and PROMOTER, in consideration of the mutual promises set forth below, and intending to be legally bound, agree as follows:

AGREEMENT

1. Definitions. In addition to the definitions of words that may appear in other locations in this Agreement, including the Recitals above, the following words have the following meanings when used in this Agreement:

a)	“Additional Awards” means any monetary or non-monetary award by, or contracted through, PROMOTER, for distribution based upon the Event, other than (i) purse, (ii) point fund, (iii) Winner’s Circle and Plan awards, and (iv) the entry award for the NASCAR NEXTEL Cup Series Champion.

b)	“Ancillary Rights” means (i) any and all rights to film, tape, photograph, capture, overhear, collect or record, and to simultaneously or thereafter reproduce, broadcast, transmit or distribute, by any means, process, medium or device, whether or not currently in existence, all images, sounds and electronic data generated during and in connection with the Events, and (ii) any and all copyrights and all other intellectual property and proprietary rights worldwide in and to such images, sounds and electronic data, any recording, broadcast or transmission thereof, and any work derived therefrom, provided, however, that “Ancillary Rights” does not include “Live Broadcast Rights” or rights in or to NASCAR Intellectual Property or Third Party Marks, but shall include rights in or to a live transmission pursuant to a specialty subscription cable package or product of one or more Events (such as pay-per-view or the like).

c)	“Competition” means that portion of the Event during which the actual racing competition and all competitive activity related thereto occurs, including, but not limited to, registration, inspections, time trials, practice runs, pre-race meetings, pre-race festivities, driver introductions, Victory Lane, post-race inspections, either on the date(s) specified in Exhibit 1 hereto or on any postponed dates.

d)	“Competitor” has the same meaning as that term has in the Rule Book.

e)	“Event” means the Competition listed on Exhibit 1 to this Agreement and all other activity at the Facility during the period of time commencing 48 hours prior to the beginning of registration for the Competition and ending 24 hours after such Competition.

f)	“Event Broadcast Income” means an amount calculated by multiplying the percentage listed in Exhibit 1 of this Agreement by all Live Broadcast Income received by NASCAR or the NASCAR Rights Affiliate(s) pursuant to Live Broadcast Contract(s) during the calendar year in which the Event is held.

g)	“Event Net Ancillary Rights Income” means an amount calculated by multiplying the percentage set forth in Exhibit 1 of this Agreement by all Net Ancillary Rights Income received during the calendar year in which the Event is held.

h)	“Facility” means the racetrack listed on Exhibit 1 to this Agreement, the premises upon which the racetrack is located and surrounding the racetrack, all buildings and other structures thereon, and all airspace above the racetrack and surrounding premises, to the extent owned or controlled by PROMOTER.

i)	“Live Broadcast” means the live transmission of the performance of a NASCAR NEXTEL Cup Series event, and any replay(s) thereof, by broadcast television signal or cable television signal within the United States, its territories, possessions and commonwealths, plus Bermuda.

j)	“Live Broadcast Rights” means any and all rights to engage in a Live Broadcast and directly related broadcast activity (for example, tape-delayed broadcasts, single re-broadcasts and support programming).

k)	“Live Broadcast Contract” means any contract, agreement or other enforceable obligation, whether oral or written, entered into between NASCAR or a NASCAR Rights Affiliate and any other entity or entities, for the license, assignment or other transfer of any Live Broadcast Rights.

1)	“Live Broadcast Income” means all monies actually received by NASCAR or a NASCAR Rights Affiliate pursuant to a Live Broadcast Contract and attributed by NASCAR to the Live Broadcast of NASCAR NEXTEL Cup Series events during the calendar year in which the Event is held.

m)	“NASCAR Intellectual Property” means all trademarks, service marks, trade names, patents, copyrights, domain names, trade dress and the like owned by NASCAR, excluding Live Broadcast Rights and Ancillary Rights and any work derived therefrom.

n)	“NASCAR Rights Affiliate” means any corporation, partnership or other legal entity that is (1) an affiliate or an assignee of NASCAR or controlled, directly or indirectly by NASCAR, and (2) engaged solely in the business of exploiting Live Broadcast Rights or Ancillary Rights for purposes of generating Live Broadcast Income and Net Ancillary Rights Income and performing all necessary activities incident thereto.

o)	“Net Ancillary Rights Income” means the aggregate gross revenue received by NASCAR and all NASCAR Rights Affiliates, during the calendar year in which the Event is held, as a result of the exploitation of Ancillary Rights and Live Broadcast Rights, reduced by (i) Live Broadcast Income received during the relevant calendar year, and (ii) the aggregate of all reasonable deductions of NASCAR or the NASCAR Rights Affiliates, including but not limited to ordinary business expenses, amortization, depreciation and federal and state income and property taxes; provided, however, that in no event shall Net Ancillary Rights Income include income, revenue or any other consideration received or generated by NASCAR for the license of, assignment of, or other transfer of rights in or to, any NASCAR Intellectual Property, including without limitation transfers in connection with the sale, advertising or promotion by NASCAR or any third party of products or services of any nature.

p)	“Official” means “NASCAR Officials” and “NASCAR Supervisory Officials” as those terms are defined in the Rule Book.

q)	“Rule Book” means the Rule Book published by NASCAR for NASCAR NEXTEL Cup Series events that is in effect at the time of the Event, and any amendments thereto and other special rules published by NASCAR specifically for the Event.

NASCAR’S GENERAL OBLIGATIONS

2. Sanction For Event. NASCAR hereby grants its sanction to PROMOTER for the Competition. So long as such sanction is in effect and not terminated, PROMOTER shall organize, promote and hold the Event, including the Competition, in accordance with this Agreement.

3. Conduct and Control Over Competition. NASCAR shall conduct the Competition, through its officers and designated Officials, in accordance with the Rule Book, this Agreement, the Official Entry Blank, and any amendments to the Rule Book and/or Official Entry Blank. NASCAR shall have sole control over the conduct of the Competition in all of its phases, including, but not limited to, control of the racing surface, pits and pit lane, garage area, starter’s stand, scoring stand, and Victory Lane during all Competition-related activities, throughout the Event. Interpretation and application of the Rule Book are committed to NASCAR’s sole discretion, and are final and unreviewable except to the extent provided in the Rule Book. PROMOTER shall cooperate fully with NASCAR to permit it to conduct the Competition in accordance with this Agreement and the Rule Book.

4. Postponement. NASCAR will attempt to consult with PROMOTER regarding postponement of a Competition, but the decision to postpone a Competition and the selection of the postponed date will be made by NASCAR and will be binding on PROMOTER. PROMOTER shall not publish or otherwise announce a postponement of the Competition and/or a postponed date for the Competition without the prior written approval of NASCAR. If PROMOTER makes such a publication or announcement without NASCAR’s prior written approval, it shall not be binding upon NASCAR and PROMOTER shall hold NASCAR harmless for any and all expense, loss or damage caused by such publication or announcement.

PROMOTER’S GENERAL OBLIGATIONS

5. Control and Maintenance of the Facility. PROMOTER represents and warrants that, in connection with the Event, it currently has and will maintain sole control of the Facility, and that it has and will maintain full authority to permit the Event to be conducted at the Facility. PROMOTER shall maintain the Facility in good repair at all times relevant to the Event, ready for use by Competitors, Officials, NASCAR, sponsors, and persons or entities involved in the Live Broadcast of or creation or exploitation of Ancillary Rights at the Event. PROMOTER is solely responsible and liable for the safety of such persons while on, entering or leaving the Facility. PROMOTER warrants that the Facility is and will remain in a condition suitable for the Event, that the racing surface of the track will not be substantially altered or changed (whether by painting, sealing, resurfacing or otherwise) without the prior written consent of NASCAR and that the PROMOTER will advise NASCAR in writing in advance of any and all planned improvements or alterations to those portions of the facility that are related to the competition.

6. Repairs and Upgrades to the Facility. Upon request, PROMOTER shall provide NASCAR or its designated representative(s) full access to the Facility. If NASCAR determines that the Facility or any part of it is in a condition unsatisfactory for the Event, including without limitation the surface of the racetrack, barriers, fencing, retaining systems, SAFER barrier systems, the garage area, the pit area, race control, timing and scoring areas, registration areas, and areas, structures or equipment used for the Live Broadcast of or the creation or exploitation of Ancillary Rights at the Event, PROMOTER shall repair, replace or upgrade the unsatisfactory portion to the satisfaction of NASCAR. If NASCAR determines that it is necessary to resurface the racetrack, such resurfacing shall be completed by PROMOTER sufficiently in advance of the Event to allow for tire and private car testing. If NASCAR determines that there is insufficient time to place the racetrack, or any other portion of the Facility, in a condition suitable for the Event, NASCAR may postpone or cancel the Event. Notwithstanding the foregoing or any other term of this Agreement, PROMOTER is solely responsible for the safety of the Facility and is solely liable for injury or damage caused by or arising out of the condition of the Facility.

7. Compliance with Laws. PROMOTER shall comply with all local, state and federal laws and regulations applicable to the organization, promotion and occurrence of the Event and shall obtain all necessary licenses, permits or other governmental approvals required for the Event. PROMOTER shall make all appropriate filings of forms or other documents required by federal, state or local laws in connection with the Event. PROMOTER shall be solely responsible for compliance with any and all federal, state or other tax information reporting and withholding obligations (including, but not limited to, Federal Form 1099) with respect to the purse or other amounts payable with respect to the Event.

8. Control of and Responsibility for the Public. PROMOTER is solely responsible and liable for the safety of the public during the Event. PROMOTER shall furnish adequate facilities, personnel (including security personnel), equipment and services for accommodating and controlling the public and adhering to NASCAR’s required security standards during the Event provided that PROMOTER is given a copy of such required security standards prior to the Event. PROMOTER is solely responsible for the condition, actions and operations of such facilities, personnel, equipment and services before, during and after the Event.

9. Personnel and Equipment for the Conduct of the Event and Live Broadcast and Ancillary Rights Activities. PROMOTER shall provide access to the Facility for any person or entity involved in the conduct of the Event, including without limitation NASCAR employees, agents and Officials, and shall furnish adequate facilities, support personnel, equipment, and related security, for use by NASCAR in the exercise of NASCAR’s rights and obligations, as they may be requested by NASCAR from time to time, including but not limited to facilities for office administration, registration, timing, scoring, car inspection, race direction, officiating and prize money distribution. PROMOTER shall also provide access to the Facility for any person or entity involved in the Live Broadcast of or the creation or exploitation of Ancillary Rights at the Event, and adequate facilities, support personnel, equipment, and related security, for use by such persons or entities in the performance of their duties, as they may be requested by NASCAR from time to time. Without in any way limiting the foregoing, PROMOTER shall, with respect to the Event:

a)	provide one (1) or more television monitors, in locations to be specified by NASCAR, with all related equipment necessary for such monitors to be connected to video and audio equipment used by the entity principally involved in the Live Broadcast of the Event, in order to provide to NASCAR Officials live video on such monitors and the ability to switch instantaneously its view on the monitors among the different camera locations used by such entity, at all times during the Event when all or a portion of the Event is being videotaped, broadcast, monitored and/or recorded;

b)	provide NASCAR with two (2) pace vehicles with automatic transmissions, each with the NASCAR mark or logo (as designated by NASCAR) displayed on the side in a manner and size which is visible to all persons on the racetrack, in the viewing area and in all locations where NASCAR Officials are visually monitoring the Event;

c)	provide NASCAR prior to the Event with a list of the track radio frequencies to be used for the Event, including but not limited to frequencies to be used for maintenance, police and security personnel;

d)	cooperate with NASCAR in pre-race and Victory Lane ceremonies, award presentations and photographs, including without limitation ensuring that NASCAR has reasonable time immediately following the Competition for Victory Lane ceremonies, NASCAR award presentations and NASCAR sponsor recognitions ensuring that the content and placement of the Victory Lane backdrop is pre-approved by NASCAR; ensuring that mascots and hand-held signs are not permitted in Victory Lane, and that no product or signage is placed on the winning car in Victory Circle unless specifically directed by NASCAR;

e)	have readily available quantities of oil dry acceptable to NASCAR when the track opens for practice and at all other times during the Event, and adequate personnel and equipment to spread the oil dry at NASCAR’s direction;

f)	provide personnel to secure the entry into the pits and garage areas during competition periods at NASCAR’s direction;

g)	provide personnel to secure the garage area on a continuous, 24-hour/day basis beginning the first day the Facility is open for inspection and ending when released by the NASCAR NEXTEL Cup Series Director;

h)	deliver to the garage area before the morning of raceday a minimum of 150 chairs for use by Competitors at the pre-race meeting; provide an enclosed, climate-controlled area of adequate size, as determined by NASCAR, in the garage area in which NASCAR can conduct pre-race meetings, safety meetings and other assemblies during the Event and ensure that no pre-race activities are scheduled that would cause a disruption or distraction during the scheduled pre-race meeting;

i)	line and number each pit with appropriate paint, line and paint traffic lanes in the garage and garage area and fire lanes behind the active pit lane when and where needed, and repaint all start/finish, scoring, third turn and re-entry cutoff lines;

j)	coordinate with NASCAR all tours of the garage areas, including the times, number of participants and other arrangements;

k)	provide a suitable location (as determined by NASCAR) for a minimum of four (4) large trailers containing NASCAR equipment and facilities, adequate electricity (including without limitation 220 volts 100 amps services with female range outlets for the NASCAR trailers), air conditioning, heat, telephone (including a track phone extension) and water facilities as requested by NASCAR;

l)	coordinate with NASCAR to ensure that NASCAR has a minimum often (10) minutes immediately before, during or after driver introductions for NASCAR awards presentations;

m)	provide a control tower of adequate size, as determined by NASCAR, with an unobstructed view of the racing surface for the purpose of monitoring the Event by NASCAR personnel and others, with electricity, air conditioning, heat, telephone (including a track phone extension), a sufficient number of chairs (minimum of 14) with cushions for all operational personnel, television monitors for both feeds (as set forth in Section 9.a), water facilities and other utilities, supplies and equipment as requested by NASCAR;

n)	provide a registration facility of adequate size in the garage area, with electricity, air conditioning, heat, telephone (including a track phone extension), chairs with cushions, water facilities and other utilities, supplies and equipment as requested by NASCAR;

o)	provide adequate trash receptacles in the garage and pit areas and coordinate with the NASCAR NEXTEL Cup Series Director the times for trash pick up by track personnel;

p)	provide adequate personnel to sweep and clean up the garage and pit areas on a daily basis;

q)	provide adequate parking areas and parking passes/permits for a minimum of three hundred twenty-five (325) vehicles, for the exclusive use of Competitors and NASCAR Officials adjacent to or near the garage area, and an additional fifty (50) parking places and passes/permits in close proximity to the NASCAR track suite to be used at NASCAR’s discretion;

r)	provide NASCAR with an observation booth no less than six hundred (600) square feet, air conditioned, heated, with electricity, television monitors, etc., with an unobstructed view of the racing surface and adequate seating for the purpose of monitoring the Event by NASCAR personnel and others, including all necessary admission tickets and/or access stickers for personnel to gain admission to the observation booth, during the Event;

s)	provide NASCAR with two hundred twenty-five (225) reserved choice grandstand admission tickets, for the Event and two hundred (200) choice grandstand tickets for NASCAR NEXTEL Cup Series Budweiser Pole Qualifying, such tickets to be delivered to NASCAR no later than thirty (30) calendar days prior to the Event

t)	enter, and use its best efforts to cause any manufacturer of Event merchandise to enter, into a cross licensing agreement with NASCAR to use the NASCAR Marks (as defined in Section 19.a) below) in conjunction with all Event merchandise;

u)	prominently display (by painting or otherwise) the Official Logos (as defined in subsection 19.a)i)) in and around the Facility, and in all promotion of the Event, to NASCAR’s satisfaction, including but not limited to:

i)	at all Facility entrances in some fashion such as flags and/or banners;

ii)	in an area inside the track, such as the infield grass, such that it is highly visible to grandstand seating and from the air;

iii)	in the backdrop to Victory Lane and pre-race ceremonies;

iv)	on any and all print and television advertising promoting the Event;

v)	on the front cover of the Event Program;

vi)	on any and all Event tickets, suite passes, and credentials;

vii)	in the Track Media Center and on all media backdrops;

provided, however, that the Official Logos shall not, without NASCAR’s prior written approval, be placed in close proximity to a third party’s marks so as to create a commercial impression that the third party is associated with NASCAR or the NASCAR NEXTEL Cup Series;

v)	cooperate fully with nascar.com staff, including but not limited to prominently displaying (by painting or otherwise) the nascar.com address in an area of the track, such as the infield grass, that is highly visible to grandstand seating and from the air;

w)	cooperate fully with the NASCAR public relations staff;

x)	provide the following telecommunication services to NASCAR:

•	Forty (40) Outside direct lines

•	Fifteen (15) Track extensions

•	Fifteen (15) Dry Pair

•	Five (5) Ring Down

•	One (1) Internet Tl

NASCAR will provide a list of line requirements to the PROMOTER at least sixty (60) days before the Event. It will consist of the location of each outside direct line, track extension, dry pair, ring down circuit, internet connectivity and telephone instrument.

The track will provide the above services using the following specifications:

i)	Outside direct lines:

1.	Must be unrestricted for domestic long distance service.

2.	Must not require authorization code for long distance dialing.

3.	Must not have call waiting.

ii)	At each location, telephone lines must be presented on a single, weatherproof network interface. The line number must be clearly marked on the RJ-11 receptacle. Ideally, a RJ-21 interface is desirable for locations with more than six (6) lines.

iii)	Dry pairs must be unbridged, untapped and unconditioned.

iv)	Track must provide onsite contact for local Telco technicians.

v)	Phone numbers must be provided at least two (2) weeks before Event.

vi)	All services must be active on the Monday before the Event.

vii)	Internet Tl circuit must be dedicated to NASCAR and facilitate public IP address.

y)	cooperate fully with any entity involved in the exploitation of Live Broadcast Rights or Ancillary Rights (“Entity”), including but not limited to:

i)	providing reasonable access to the Facility for the purpose of facilitating the Entity’s broadcast, transmission, or recording of the Event (including free parking for any and all Entity employees and equipment), including but not limited to providing reasonable space and locations as determined by the Entity for its announcers, and for the installation and operation of all microphones, television cameras, and related equipment to be used by such Entity in connection with its production and transmission (including satellite uplink);

ii)	supplying and assuring the availability of such electrical power as is necessary to operate such equipment and all necessary lighting for a first quality television production in color;

iii)	permitting the Entity to install, maintain, and remove from the Facility such wires, cables, and equipment as may be necessary for the Event;

iv)	permitting installation of announcers’ booths, camera platforms, and similar structures for the facilitation of broadcast productions of motorsports events;

v)	providing adequate and necessary space for any mobile units, trailers and other necessary support units required by the Entity for the transportation and maintenance of equipment and personnel by the Entity, including, but not limited to, a fenced and secured television compound in reasonably close proximity to the racing surface and the announce booths of no less than sixty-two thousand five hundred (62,500) square feet in total area and, if possible, laid out in one contiguous square with dimensions of two hundred fifty (250) feet by two hundred fifty (250) feet, for locating broadcast mobile units, support units, office units, satellite uplinks, catering, golf cart parking, generators, timing and scoring apparatus trailer, and other related equipment and supplies; and a separate, suitable, secured area in the infield (as applicable) for mobile studio facilities and other broadcast-related units and equipment;

vi)	providing a booth across from the Start/Finish line, and use best efforts to provide a second booth meeting the same criteria listed herein and adjoining to the first booth if possible, with a clear view of the entire track, with sufficient space to accommodate a minimum of five (5) people (the booth shall be at least twenty (20) feet wide and ten (10) feet deep with a counter twenty (20) inches deep), air-conditioned to sixty-eight (68) degrees Fahrenheit, adjustable sun screens or removable tinting on all exterior windows, black interior walls, as sound proof as practical, wired for one hundred-twenty (120) volts AC with outlets on the front and side walls, with five (5) chairs with back support, tables, and with door(s) that can be locked and secured;

vii)	cooperating with NASCAR and any Entity to ensure exclusive, and if necessary secure or encrypted, radio frequencies;

viii)	providing meaningful advanced consultation with NASCAR and the Entity regarding any talent including, but not limited to, pre- and/or post-race concert performer(s), national anthem performer(s), invocation deliverer(s), grand marshal(s), engine start command deliverer(s), honorary starter(s), celebrities, sports figures, political representatives and/or guests who might take part in pre-race ceremonies, or others with whom PROMOTER arranges for or contracts with to participate in the Event; and

z)	with respect to any Entity transmitting the Live Broadcast, in addition to the requirements of Section 9.y) PROMOTER shall:

i)	provide a maximum of four hundred (400) choice complimentary tickets for the Competition and all other activities during the Event, provided that NASCAR shall require the Entity to notify PROMOTER of the number of such tickets it requires not later than ninety (90) days prior to the date of the Event;

ii)	provide use of one (1) standard luxury track suite, and use best efforts to provide a second standard luxury track suite, for the Competition and all other activities during the Event;

iii)	prominently display four (4) standard size signs, to the Entity’s specifications, subject to the reasonable approval of PROMOTER and NASCAR;

iv)	provide such Entity with one (1) full page four (4) color advertisement in each Event Program;

v)	cooperate fully with any and all requests made by NASCAR with respect to local TV coverage, including but not limited to allowing such Entity to have absolute priority with respect to camera and announcing positions, ensuring that local TV crews do not in any way interfere with such Entity’s production, ensuring that such local TV coverage will be limited to no more than two (2) minutes of action of competition, which will not be broadcast until completion of such Entity’s first telecast of the Competition and not later than ninety-six (96) hours following the completion of the Competition, and ensuring local TV crews do not provide footage to any regional or national network or news feed;

vi)	permit such Entity, if requested in a timely manner, to purchase Event hospitality chalets;

vii)	use its reasonable efforts to cause the title sponsor of the Event to buy advertising in the telecasts of the Event; NASCAR shall in turn include in the Live Broadcast Contract(s) provisions that (a) prohibit the Entity from identifying the Event by any name other than the official event title, as designated by the PROMOTER, or identifying the Facility by any name other than its official name, as designated by the PROMOTER, (b) require the Entity to identify the Event by its official event title, as designated by the PROMOTER, excluding any presenting sponsors, at least once during the opening segment of the telecast and thereafter at least once during each hour of the telecast, and (c) prohibit the Entity from superimposing, inserting or otherwise incorporating on-screen any electronic or “virtual” signage, promotion or other commercial designation that alters for the television viewer the actual appearance of the Facility or any portion thereof without the prior written approval of PROMOTER and NASCAR;

viii)	at least ninety (90) days prior to the Event, send such Entity and NASCAR and any international telecaster scheduled to be broadcasting from the Facility a list naming all musical compositions scheduled to be played during the Competition or at any other time when such Entity or international telecaster is scheduled to be broadcasting from the Facility in connection with the Event, which shall include the title of each composition and the name of the composer, publisher, copyright holder, and performing rights holder; and if such Entity is unable to transmit such composition with respect to the Live Broadcast of the Event without additional expense and authorizations, PROMOTER agrees (a) to obtain, at PROMOTER’S expense, authorization to transmit such composition or (b) not to play such composition at a time when the Entity is scheduled to be broadcasting from the Facility in connection with the Event;

10. Fire and Medical Equipment and Personnel. PROMOTER shall provide adequate facilities, personnel, equipment and services, including without limitation cleanup crews, towing and flatbed wreckers, jet dryers, ambulances, emergency vehicles, medical evacuation helicopter, fire trucks for fire protection and on-site medical services for Competitors, Officials, the public and others in connection with the Event, all of which shall be on-site and in a state to be fully operational prior to the commencement of the Competition. PROMOTER shall adhere to NASCAR’s required medical standards, provided that PROMOTER is given a copy of such medical standards prior to the Event, and make advance arrangements with local hospitals and physicians for the prompt, efficient and appropriate treatment of any and all injuries occurring during the Event.

11. Security For Pit and Garage Area. PROMOTER shall furnish adequate security personnel and equipment (in addition to the requirements of Sections 8 and 9) in the pit and garage area. PROMOTER shall limit access to such areas before, during and after the Event solely to authorized individuals (who must have NASCAR-approved credentials) and equipment. The PROMOTER will ensure that all persons who enter restricted areas such as the garage and pits as guests of the PROMOTER or otherwise, sign the standard Release and Waiver of Liability and Indemnity Agreement and, upon request by NASCAR, provide copies of the signed Releases to NASCAR. PROMOTER is solely responsible and liable for the actions of security personnel, provided, however, that PROMOTER shall ensure that all such security personnel will abide by such directions or comply with such requests as NASCAR may issue or make from time to time. PROMOTER will permit any current, valid NASCAR-licensed members, NASCAR guests, and/or any other persons designated by NASCAR access to the Facility or portions of the Facility in accordance with the type of credential issued to them by NASCAR. Pursuant to any exploitation of Live Broadcast Rights or Ancillary Rights, NASCAR shall administer and coordinate Event access for all non-news media, but may assign such responsibility to a NASCAR Rights Affiliate(s).

12. Business Responsibilities Relating to Promotion. PROMOTER shall perform all obligations imposed on it by this Agreement, including all obligations to provide cooperation, tickets, passes, services and support equipment set forth in Section 9 of this Agreement, at its own expense, without contribution by NASCAR. PROMOTER assumes and will perform all business responsibilities in connection with the promotion of the Event (except as otherwise provided by this Agreement), including without limitation business organization, promotional activities, management, general business affairs, ticket sales, Facility operation and press accommodations.

13. Other Track Activities. PROMOTER shall not schedule or permit any private race car practice or test runs at the Facility for the seven (7) calendar days immediately preceding the first day of official practice for the Event without prior written approval by NASCAR. At all times during the calendar year of the Event, PROMOTER agrees to adhere to all terms and conditions of the NASCAR NEXTEL Cup Series Private Race Car Testing Policy, as it may be amended from time to time, provided that PROMOTER is given a copy of such Policy prior to the start of the season. PROMOTER shall not allow any private race car testing at the Facility that violates the Policy in effect at the time. PROMOTER shall not schedule or permit any other entertainment activities at the Facility during the Event without prior written approval by NASCAR. PROMOTER shall notify NASCAR at least thirty (30) calendar days prior to the Event of its intention to conduct or permit any such activities. NASCAR may at its discretion grant its approval with or without condition, but it shall not unreasonably withhold or condition its approval. Except with respect to scheduling as set forth herein, NASCAR shall have no responsibility or liability with respect to such activities, and PROMOTER shall be solely responsible and liable for such activities. The entertainment activities covered by this Section 13 include without limitation other motorsports events, thrill shows, live performances and/or helicopter rides.

OFFICIAL ENTRY BLANK AND AWARDS

14. Preparation And Publication of Official Entry Blank. NASCAR shall compose, print, publish and distribute the Official Entry Blank (“OEB”) for the Event. The OEB shall be the sole official statement as to the date, place, schedule and length of the Event, the eligibility requirements for Competitors, and monetary and non-monetary awards. PROMOTER shall not publish an official or unofficial entry blank or supplement, or any other form setting forth monetary or non-monetary awards, without prior written approval from NASCAR. PROMOTER shall not advertise or otherwise disseminate any information as to monetary or non-monetary awards for the Event other than those specified in the OEB or NASCAR-approved supplement. If PROMOTER engages in such publication, advertising or dissemination, PROMOTER shall hold NASCAR harmless for any and all loss, expense or damage arising out of such activity, and

NASCAR at its option may also terminate the sanction granted by this Agreement and/or pursue any other remedies against PROMOTER.

15. Additional Awards.

a)	If PROMOTER contracts for Additional Awards, then, subject to the provisions of Section 14, NASCAR may publish and distribute a supplement to the OEB posting the Additional Award(s).

b)	PROMOTER shall submit to NASCAR, no later than sixty (60) calendar days prior to the date of the Event, a list of any and all proposed Additional Awards for the Event. PROMOTER shall obtain NASCAR’s written consent prior to contracting for any Additional Award. NASCAR may reject a proposed Additional Award in its entirety, require different terms for the proposed Additional Award, or require a reallocation of the distribution of such an award among Competitors, if in NASCAR’s sole judgment the proposed award will not advance the nature of the competition, will have an adverse impact on the Event, or will be detrimental to the sport of automobile racing, NASCAR, any sponsors of the Event, or any sponsors of the NASCAR NEXTEL Cup Series. PROMOTER assumes full responsibility for, and will indemnify NASCAR against, any loss, expense or damage incurred as a result of NASCAR’s determination with respect to any proposed award arranged by or through PROMOTER. All Additional Awards are subject to independent verification by NASCAR.

16. Unauthorized Awards. PROMOTER shall not offer an award of any kind, at the Event or any other NASCAR-sanctioned event, or any other non-NASCAR sanctioned event, which in any way utilizes or relies upon the points system, money standings, or any other NASCAR-sanctioned race related results, without NASCAR’s prior written approval. If PROMOTER offers such an award without NASCAR’s prior written approval, NASCAR may terminate the sanction granted by this Agreement and/or seek to prohibit or enjoin PROMOTER from offering such an award and/or pursue any other remedies available to it. If such an award is offered by a third party without NASCAR’s prior written approval, PROMOTER shall cooperate with NASCAR to prohibit or enjoin the third party from offering such an award. Cooperation by PROMOTER shall include, but is not limited to, the assignment of PROMOTER’s rights to enjoin the third party. If PROMOTER, in NASCAR’s sole judgment, fails to cooperate fully with NASCAR to prohibit or enjoin such an award, NASCAR at its option may terminate the sanction granted by this Agreement and/or pursue any other remedies available to it.

PROMOTER’S FINANCIAL AND INSURANCE OBLIGATIONS

17. Sanction Fee, Purse and Point Fund Monies. PROMOTER shall pay to Awards & Achievement Bureau, Inc., a Florida Corporation, acting as an independent escrow agent, pursuant to the Escrow Agreement attached hereto as Exhibit 2, not later than the Payment Date set forth in Exhibit 1 to this Agreement, by wire transfer of funds, an amount equal to the sum of PROMOTER’S Purse Money, Point Fund, Television Award Money and Sanction Fee set forth in Exhibit 1 to this Agreement, plus any other monies due NASCAR for the Event pursuant to this Agreement, unless otherwise directed by NASCAR in writing. Time is of the essence. If said monies and fees are not paid in the manner required and by the Payment Date specified in Exhibit 1 to this Agreement, NASCAR at its option may (a) terminate the sanction granted by this Agreement, (b) enforce collection of said monies and fees by suit or legal action, and/or (c) pursue any other remedies available to it.

18. Insurance.

a)

Event Insurance. PROMOTER shall obtain and maintain comprehensive general liability insurance that is acceptable to NASCAR for the Event from an insurance company that is acceptable to NASCAR for (i) spectator injury and property damage and (ii) participant legal liability, product liability and advertising liability with a minimum combined single limit equal to but not less than Fifty Million Dollars ($50,000,000.00) per occurrence, and medical malpractice liability insurance of not less than One Million Dollars ($1,000,000.00) (unless NASCAR approves a lesser limit in writing prior to the Event). NASCAR may require that PROMOTER obtain such insurance in greater amount or scope by providing notice to PROMOTER at least one hundred twenty (120) calendar days prior to the date of the Event. PROMOTER shall deliver to NASCAR at Daytona Beach, Florida no later than the Notification Date set forth in Exhibit 1 to this Agreement, a certified true copy of all public liability insurance policies in force for the Event. In all such policies and in all other liability policies obtained and maintained by PROMOTER and PROMOTER’s parent and affiliated company(ies), including without limitation all umbrella and excess liability policies, the following will be named as insured or additional insured: National Association for Stock Car Auto Racing, Inc., CL Bureau, Inc., Delaware General Corporation, Awards and Achievement Bureau, Inc., Automotive Research Bureau, Inc., Motorsports Charities, Inc., their shareholders, directors, officers, employees, agents, Officials, members, parent and subsidiaries; all NASCAR Rights Affiliates; all Competitors; car sponsors; car owners, all sponsors for the Event or the series of which the Event is a part; ACCUS-FIA, the NASCAR Hall of Fame, and all third parties with whom NASCAR has contracted with respect to the exploitation of Live Broadcast Rights and Ancillary Rights. All policies shall be primary regardless of insurance carried by NASCAR or other additional insureds, and contain a cross liability endorsement acceptable to NASCAR. If (a) PROMOTER fails to deliver such policies to NASCAR by the Notification Date, (b) the policies are not acceptable to NASCAR, or (c) PROMOTER fails to maintain such policies with the required minimum coverage throughout the Event, NASCAR at its option but at PROMOTER’s expense may obtain the required insurance from an acceptable insurance company or NASCAR may terminate the sanction granted by this Agreement immediately and without notice to PROMOTER and/or pursue any other remedies available to it.

b)	Broadcast Insurance. NASCAR shall require the Entity providing the Live Broadcast to maintain statutory and workers’ compensation coverages. NASCAR shall require the Entity providing the Live Broadcast to name PROMOTER and NASCAR as additional insureds on its broadcast and comprehensive general liability policies. These policies shall have a limit of at least One Million Dollars ($ 1 million) per occurrence and Two Million Dollars ($2 million) annual aggregate.

c)	NASCAR Insurance Plan. The NASCAR insurance plan (participant/accident coverage in place for NASCAR-licensed Competitors in NASCAR-sanctioned racing) is not applicable to and does not provide coverage for Competitors, whether NASCAR-licensed or not, in any non-NASCAR- sanctioned racing or other activities at the Facility during the Event that are not expressly listed in this Agreement or in a fully executed NASCAR sanction agreement pertaining to another NASCAR series running during the Event.

ADVERTISING AND USE OF MARKS

19. Cross Trademark Licenses.

a)	Grant of License by NASCAR. NASCAR hereby grants to PROMOTER a non-transferable, non-exclusive, royalty-free license to use, strictly in accordance with the terms of this Agreement, the NASCAR and NASCAR NEXTEL Cup Series marks listed on Exhibit 3 to this Agreement (collectively, the “NASCAR Marks”) in connection with the publicity, promotion and advertising of the Event. This license shall terminate upon the expiration or termination of the sanction granted by this Agreement.

i)	Terms and Conditions of Use. PROMOTER shall display the official NASCAR logo, the official NASCAR NEXTEL Cup Series logo and the phrase “NASCAR-Sanctioned NASCAR NEXTEL Cup Series Championship Event” (collectively, the “Official Logos”) in all publicity, advertising and promotion relating to the Event, in accordance with Section 9.u) of this Agreement. The number and specific location of such displays and the color and size of the Official Logos shall be subject to NASCAR’s approval, and PROMOTER shall abide by and comply with all determinations and directives of NASCAR with respect to such matters. NASCAR may disapprove and prohibit PROMOTER’s actual or intended use of the NASCAR Marks in any location, media or publication if NASCAR determines that such use is or will be detrimental to NASCAR, to the Event, to the series of which the Event is a part, or to the sport.

ii)	Limited Authorization. This license does not authorize PROMOTER to use the NASCAR Marks in its corporate business or firm name and title nor to use or permit the use of the Marks other than in accordance with the terms and conditions of this Agreement.

iii)	Indemnity. NASCAR hereby agrees to indemnify PROMOTER from any claims or loss arising out of PROMOTER’s use of the NASCAR Marks in accordance with the terms and conditions of this Agreement.

b)	Grant of License by PROMOTER. PROMOTER hereby grants to NASCAR a non-transferable, non-exclusive, royalty-free license to use and sublicense, strictly in accordance with this Agreement, PROMOTER’s Marks listed on Exhibit 4 to this Agreement (collectively, the “PROMOTER’s Marks”) in connection with publicity, promotion and advertising of the Event and the NASCAR NEXTEL Cup Series, the publicity, promotion and advertising of the NASCAR Hall of Fame, and the exploitation of Live Broadcast Rights and Ancillary Rights. This license shall be perpetual with respect to the exploitation of Live Broadcast Rights and Ancillary Rights and the publicity, promotion and advertising of the NASCAR Hall of Fame; with respect to all other rights, this license shall terminate upon the expiration or termination of the sanction granted by this Agreement.

i)	Terms and Conditions of Use. NASCAR shall have the right to use and sublicense PROMOTER’s Marks in connection with publicity, promotion or advertising of the Event and the NASCAR NEXTEL Cup Series, and the exploitation of Live Broadcast Rights and Ancillary Rights, provided, however, that NASCAR shall not, without the prior written consent of PROMOTER, use or sublicense the use of PROMOTER’s Marks on the branding of any retail package product, unless otherwise expressly permitted in this Agreement.

ii)	Limited Authorization. This license does not authorize NASCAR to use PROMOTER’s Marks in its corporate business or firm name and title nor to use or permit the use of PROMOTER’s Marks other than in accordance with the terms and conditions of this Agreement.

iii)	Indemnity. PROMOTER hereby agrees to indemnify NASCAR from any claims or loss arising out of NASCAR’s use of PROMOTER’s Marks in accordance with the terms and conditions of this Agreement.

20. Limited Assignment of Certain Other Rights. Solely to the extent that any other person or entity grants to NASCAR rights to use and sublicense their name(s), picture(s), likeness(es) or performance(s) in connection with the Event, NASCAR hereby grants to PROMOTER a non-exclusive sublicense to use such name(s), picture(s), likeness(es)

of performance(s) for the purpose of publicizing, promoting or advertising the Event, but not for the purpose of exploiting Live Broadcast Rights or Ancillary Rights. Notwithstanding the foregoing, NASCAR may disapprove and prohibit PROMOTER’S actual or intended use of such name, picture, likeness or performance if NASCAR determines that such use is or will be detrimental to NASCAR, to the Event, to the series of which the Event is a part, or to the sport.

21. Misrepresentations. PROMOTER shall make no misrepresentations of fact in connection with publicizing, promoting or advertising the Event. If such a misrepresentation is made (a) PROMOTER shall promptly correct the misrepresentation through a subsequent PROMOTER publication, (b) NASCAR may correct the misrepresentation itself through NASCAR publication at PROMOTER’S expense, (c) NASCAR may terminate the sanction granted by this Agreement, and/or (d) NASCAR may pursue any other remedies available to it.

22. Cooperation with Sponsors. PROMOTER acknowledges that the Event is part of the NASCAR NEXTEL Cup Series. PROMOTER shall cooperate fully with NASCAR, with the series sponsor(s), and with any other company that has contracted with NASCAR to sponsor awards or programs (including without limitation the Budweiser Pole Award or the Raybestos Brakes Rookie-of-the-Year Award) that are based in whole or in part on a Competitor’s performance in the Event or over a number of NASCAR NEXTEL Cup Series events, in connection with those sponsors’ activities, if any, during the Event. PROMOTER, on its own and at the request of NASCAR, will use its best efforts to feature such sponsors prominently in all of PROMOTER’S advertising, publicity and promotion in connection with the Event, and no competitor of such a sponsor shall be featured therein as prominently as such sponsor. PROMOTER shall take no action that, in NASCAR’s sole determination, will jeopardize the maintenance or continuation of such sponsorships. In the event that the series title sponsorship or official fuel supplier changes after the Effective Date of this Agreement and prior to the conclusion of the Event, PROMOTER will not renew, extend or enter into any new agreement with any sponsor that represents a conflict with the new series sponsor or official fuel supplier during the Event. The determination of what constitutes a conflict shall be at NASCAR’s sole discretion. PROMOTER will use its best efforts to resolve all existing sponsor conflicts, if any, relative to these categories in an expeditious manner. PROMOTER will maintain the full inventory of at-track and Event-related benefits provided by the PROMOTER to the current series sponsor for the availability of a new series sponsor. PROMOTER will maintain the full inventory of at-track and Event-related benefits provided by the PROMOTER to the current official fuel supplier for the availability of a new official fuel supplier, provided that the new series sponsor and the new official fuel sponsor shall enter into a licensing agreement with the PROMOTER with respect to such rights. PROMOTER shall permit the use of the PROMOTER’s Marks by the new series sponsor and by the new official fuel supplier for the purposes of reporting, promoting, publicizing, and advertising the Event, the Series, and/or the new series sponsor’s or new official fuel supplier’s product/service affiliation with the Event and/or the Series.

23. Approval of Advertising and Sponsors. NASCAR reserves the right to approve or disapprove any advertising, sponsorship or similar agreement in connection with the Event. PROMOTER acknowledges that the sale or use, for advertising purposes, of space at the Facility or in any publications distributed in connection with the Event is an action that could have an impact upon the existing sponsorships described in Section 22 above, or on third parties who have entered into contracts or other agreements with NASCAR or NASCAR Rights Affiliates with respect to Live Broadcast Rights or Ancillary Rights. PROMOTER shall seek written approval by NASCAR prior to such sale to or use by competitors of such sponsors or third parties, which NASCAR may provide or withhold in its sole discretion.

24. National Program Package. PROMOTER shall participate in the NASCAR National Program Ad Package, including the rules and regulations relating thereto, if offered.

BROADCAST RIGHTS

25. Ownership of Live Broadcast Rights and Ancillary Rights. PROMOTER acknowledges that NASCAR, as the entity conducting the Competition, exclusively and in perpetuity owns the Live Broadcast Rights and Ancillary Rights with respect to the Competition. In addition, to the extent not already owned by NASCAR, PROMOTER hereby assigns to NASCAR exclusively and in perpetuity any and all rights to transmit, film, tape, capture, overhear, photograph, collect or record by any means, process, medium or device, whether or not currently in existence, all images, sounds and data arising from or during the Event and agrees that NASCAR shall be the sole owner of the Live Broadcast Rights and the Ancillary Rights and any other works, copyrightable or otherwise, created from the images, sounds and data arising from or during the Event. PROMOTER represents and warrants that as of the date of this Agreement, it has not granted to any third party the rights granted in the immediately prior sentence, including but not limited to rights relating to the Internet or World Wide Web, unless otherwise expressly disclosed in writing to NASCAR prior to the date of this Agreement. PROMOTER shall take all steps reasonably necessary, and all steps reasonably requested by NASCAR, to protect, perfect or effectuate NASCAR’s ownership or other interest in the rights that are the subject of this Section 25. Without limiting the foregoing, PROMOTER will include (a) the broadcast rights language for tickets specified in Exhibit 5 of this Agreement on all Event admission materials including without limitation tickets, suite passes and credentials, and (b) the broadcast rights language for ticket-related material specified in Exhibit 5 of this Agreement on all renewal forms, ticket brochures and related material distributed to recipients of such admission materials. PROMOTER may obtain from NASCAR or a NASCAR Rights Affiliate, without charge to the PROMOTER, images, sounds or data that are the subject of this Section 25, but only for the purpose of publicity, promotion or advertising of the Event, and only to the extent determined by NASCAR to be reasonably required for such purpose.

26. Exploitation of Live Broadcast Rights and Ancillary Rights. NASCAR may, but shall not be obligated to exploit Live Broadcast Rights and Ancillary Rights. If and to the extent NASCAR decides to exploit such rights, it may form or cause to be formed one or more NASCAR Rights Affiliates and it may assign some or all of the rights owned by or granted to it pursuant to Section 25 to the extent determined by NASCAR to be reasonably necessary to permit such exploitation. NASCAR or such NASCAR Rights Affiliates may further assign, grant, sell, license, lease or otherwise transfer such rights, either alone or in combination with other similar rights, combine Live Broadcast Rights and Ancillary Rights with other similar rights obtained from other promoters, Competitors, sponsors, broadcasters or other third parties, enter into agreements of any kind with respect to any part or all of such rights, including without limitation agreements with or between NASCAR and other NASCAR Rights Affiliates, PROMOTER, or third parties, and generally take such action as they may determine to be appropriate. Subject only to the obligation imposed on NASCAR by the immediately succeeding sentence in this Section 26, NASCAR may license, assign, or otherwise transfer rights in or to any NASCAR Intellectual Property for a commercially reasonable rate to one or more NASCAR Rights Affiliates, but any income or revenue received or generated by NASCAR as a result of such a transaction shall be solely for the account of NASCAR or its assignee and shall not be subject to payment to the PROMOTER or any other person or entity under the terms of this Agreement. NASCAR shall license, assign, or otherwise transfer rights in or to any NASCAR Intellectual Property, without fee, to one or more NASCAR Rights Affiliates to the extent determined by such Affiliates to be reasonably necessary to permit them to exploit Live Broadcast Rights.

27. Payment of Live Broadcast Income. On or before five (5) business days prior to the applicable Payment Date listed in Exhibit 1, NASCAR shall cause the NASCAR Rights Affiliate(s) engaged in the exploitation of Live Broadcast Rights to pay thirty percent (30%) of Event Broadcast Income to PROMOTER. On or before the applicable Payment Date listed in Exhibit 1, PROMOTER shall pay twenty-five percent (25%) of Event Broadcast Income to Awards and Achievement Bureau, Inc., acting as an independent escrow agent, for distribution to the Competitors as part of the purse for the Event. On or before thirty (30) calendar days after the Event, NASCAR shall cause the NASCAR Rights Affiliate(s) to pay sixty percent (60%) of Event Broadcast Income to PROMOTER. Notwithstanding the foregoing:

a)	PROMOTER has no right to Event Broadcast Income if the Competition is not commenced and officially completed (as determined in accordance with the Rule Book).

b)

If, for any reason, the Live Broadcast Income to be received by NASCAR or the NASCAR Rights Affiliate(s) is reduced in whole or in part, or if NASCAR or the NASCAR Rights Affiliate(s) becomes obligated to repay any portion of Live Broadcast Income, the NASCAR Rights Affiliate’s

obligation to make the payments otherwise required by this Section 27 shall be reduced by an amount calculated by multiplying the reduction or repayment by the percentage set forth in Exhibit 1.

NASCAR or the NASCAR Rights Affiliate(s) shall retain the NASCAR Television Retention listed in Exhibit 1 (ten percent (10%) of Event Broadcast Income) for its own account.

28. Payment of Net Ancillary Rights Income. NASCAR or the NASCAR Rights Affiliate(s) engaged in the exploitation of Ancillary Rights shall distribute Net Ancillary Rights Income as follows:

a)	Timing. Within three (3) months after the end of the calendar year during which the Event is held, NASCAR or such NASCAR Rights Affiliate(s) shall determine the total amount of Net Ancillary Rights Income, if any, received by it during that calendar year. Within thirty (30) calendar days after such determination, NASCAR or such NASCAR Rights Affiliate(s) shall distribute such Net Ancillary Rights Income pursuant to the formula set forth in Section 28.b) below. Notwithstanding the foregoing, PROMOTER has no right to Event Net Ancillary Rights Income if the Competition is not commenced and officially completed (as determined in accordance with the Rule Book), unless the sole reason that the Event is not commenced and officially completed is a strike, war, declaration of a state of national emergency, or an act of God or the public enemy or other circumstances beyond the control of PROMOTER).

b)	Allocation. NASCAR or such NASCAR Rights Affiliate(s) shall pay: (i) twenty-five percent (25%) of Net Ancillary Rights Income to Awards & Achievement Bureau, Inc. for distribution as part of the Point Fund awards at the end of the next calendar year, for Winners’ Circle or similar programs, or for other programs designed for the benefit of Competitors, as NASCAR may determine from time to time and (ii) sixty-five percent (65%) of Event Net Ancillary Rights Income to PROMOTER. NASCAR or the NASCAR Rights Affiliate(s) shall retain the remaining ten percent (10%) of Net Ancillary Rights Income for its own account.

29. Maintenance of and Access to Contracts and Other Books and Records. Each NASCAR Rights Affiliate will maintain for a period of six (6) years from the date of the Event (a) true and complete copies of any written Live Broadcast Rights Contract relating to the Event and (b) such books and records as are commercially reasonable for the purpose of auditing its Live Broadcast Income and Net Ancillary Rights Income received during the calendar year in which the Event is held. Each NASCAR Rights Affiliate will permit PROMOTER or its authorized agent to inspect and audit any or all such contracts, books and records, wherever they may be located or at any other mutually agreeable location, but only upon reasonable notice and at such reasonable times as determined by the NASCAR Rights Affiliate, and only at the business premises of the NASCAR Rights Affiliate where they are located, and subject at all times to Section 36 (relating to confidentiality and proprietary information).

30. Limitation of Liability. NASCAR and the NASCAR Rights Affiliate(s) shall be solely responsible for, and shall have complete discretion with respect to, the manner, extent and timing of any license, assignment, transfer or other use or exploitation of Live Broadcast Rights and Ancillary Rights, either through independent third parties, NASCAR Rights Affiliate(s) or otherwise. NASCAR and the NASCAR Rights Affiliate(s) shall have no liability to PROMOTER with respect to such activities or the amount of Live Broadcast Income or Net Ancillary Rights Income arising out of or generated by such activities. PROMOTER hereby promises and covenants not to assert any claim or file any suit or other legal action against NASCAR or any NASCAR Rights Affiliate on the ground that it or they have failed in any way, material or otherwise, to exploit, maximize or earn profits of any kind or amount with respect to Live Broadcast Rights or Ancillary Rights.

GENERAL PROVISIONS

31. Events of Default. For purposes of this Agreement, “Event of Default” means:

a)	Failure of PROMOTER to abide by the material provisions of this Agreement or the Rule Book;

b)	Failure of PROMOTER to take such actions, or refrain from taking actions, as reasonably may be requested by NASCAR in accordance with this Agreement;

c)	Any act, omission or condition expressly described in this Agreement as giving NASCAR the right to terminate this Agreement or the sanction granted by this Agreement;

d)	A change, material or otherwise, in the ownership, control or management of PROMOTER;

e)	A statement by PROMOTER that it is not or will not be able to pay its debts as they become due; an application or agreement by PROMOTER for the appointment of a receiver or trustee in liquidation; a general assignment by PROMOTER for the benefit of creditors; the filing by PROMOTER of a voluntary petition in bankruptcy or a petition seeking reorganization or an arrangement of creditors under any bankruptcy law; the filing by another person or entity of a petition under any bankruptcy law that makes PROMOTER a party; or the adjudication of PROMOTER as bankrupt under any bankruptcy law;

f)	Activity by PROMOTER of any kind, including without limitation litigation, that NASCAR determines to be detrimental to the sport or to NASCAR.

if there is an Event of Default, at its option NASCAR may demand that PROMOTER cure any failure or breach giving rise to the Event of Default or terminate this Agreement or the sanction granted by this Agreement, and/or NASCAR may withhold from any payments due to PROMOTER under this Agreement an amount reasonably calculated to hold harmless NASCAR, NASCAR Rights Affiliate(s), sponsors, Competitors, Officials, persons or entities contracting with NASCAR or NASCAR Rights Affiliate(s) with respect to Live Broadcast Rights or Ancillary Rights, and other persons or entities involved in the Event from any loss resulting from the Event of Default. NASCAR’s determination as to such amount is binding on PROMOTER. NASCAR shall notify PROMOTER in writing of its decision to terminate and/or to withhold payments. If the sanction is terminated, such termination shall be effective as of the date the notice was sent by NASCAR or at such later date as may be specified by NASCAR in the notice. PROMOTER shall promptly comply with all monetary obligations that have accrued as of the effective date of termination, and all other terms and conditions of this Agreement shall survive such termination. Nothing in this Section 31 shall be construed to limit NASCAR’s other rights or remedies, or to preclude NASCAR from enforcing such rights or pursuing such remedies to the fullest extent possible.

32. Assignment. A party may not assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party, except as otherwise permitted by this Agreement.

33. Determinations by NASCAR. Except where expressly stated otherwise, whenever this Agreement provides or permits NASCAR to make a determination regarding a matter, NASCAR may make such determination in its sole judgment and discretion, and such determination may not be challenged, amended, voided or nullified on the ground that it was incorrect or unreasonable.

34. Limited Application. This Agreement and the sanction granted herein relate solely to the Event and the date set forth in Exhibit 1 to this Agreement. Nothing in this Agreement, or in the course of dealing between the parties, will be construed to require PROMOTER or NASCAR to enter into a sanction agreement or to issue a sanction for the Event or any other event in the future.

35. Disclaimer of Warranty. NASCAR (on behalf of itself and each and every NASCAR Rights Affiliate, whether existing now or created hereafter) does not warrant, either expressly or by implication, nor is it responsible for, the financial or other success of the Event, the number or identity of sponsors, the number or identity of vehicles or Competitors participating in the Event, the adequacy of the services it provides, the suitability of the Facility for the Event. the safety of the public, the Competitors or any other person entering the Facility in connection with the Event, the financial return from the exploitation of Live Broadcast Rights or Ancillary Rights, or any other matter not expressly agreed to or warranted by NASCAR herein.

36. Proprietary Information; Confidentiality. PROMOTER acknowledges that (i) this Agreement, (ii) any technical, business or financial information or documents used, provided or disclosed by NASCAR or any NASCAR Rights Affiliate in connection therewith or pursuant thereto, (iii) customer lists of any kind or nature used, provided or disclosed by NASCAR or any NASCAR Rights Affiliate, (iv) the manner in which NASCAR or any NASCAR Rights Affiliate engages in the exploitation of Live Broadcast Rights or Ancillary Rights, (v) the manner in which NASCAR conducts and controls the Competition, (vi) the manner in which NASCAR promotes the Event, the series of which the Event is a part, and the sport of stock car racing in general, and (vii) the manner in which NASCAR forms, promotes and maintains relationships with sponsors, Competitors, Officials, other promoters, fans and other third parties involved in the Event (collectively “NASCAR Proprietary Information”), constitutes information that is proprietary to NASCAR and/or the NASCAR Rights Affiliate(s) and may not be used by PROMOTER except in connection with the performance of PROMOTER’s duties under this Agreement. Except for that purpose, PROMOTER shall at all times and forever maintain NASCAR Proprietary Information in a confidential manner and shall not disclose it or use it on behalf of itself or any third party unless it is in the public domain as a result of an act or omission caused by a person or entity other than PROMOTER. PROMOTER acknowledges that any unauthorized use or disclosure of NASCAR Proprietary Information that is in violation of this Section 36, or other violation or threatened violation of this Section 36, could cause irreparable damage to NASCAR and/or the NASCAR Rights Affiliate(s) and, therefore, that NASCAR and or the NASCAR Rights Affiliate(s) shall be entitled to an injunction prohibiting PROMOTER or any related party from engaging in such violation and to attorney’s fees and costs for having to bring any action to enforce this Section 36.

37. No Joint Venture. Nothing in this Agreement will be construed to place NASCAR or NASCAR Rights Affiliate(s) in the relationship of a partner or joint venturer with PROMOTER. Neither party may, or has power to, obligate or bind the other party in any manner other than as provided expressly in this Agreement.

38. Series Name. NASCAR may modify, alter, change or replace the name or sponsor of the series of which the Event is a part, at any time. In that event, PROMOTER shall use the new name and related logos or marks in all communications, advertising, publicity and promotion relating to the Event.

39. Indemnification; Repayment. PROMOTER shall indemnify and hold NASCAR and all NASCAR Rights Affiliates and NASCAR additional insureds (as specified in Section 18.a.) harmless from any and all claims, allegations, demands, obligations, suits, actions, causes of action, proceedings, rights, damages, and costs of any nature arising out of the Event or this Agreement, unless such claim, allegation, demand, obligation, suit, action, cause of action, proceeding, right, damage or cost arises solely out of the negligent act or negligent omission of NASCAR or any NASCAR Rights Affiliate or any NASCAR additional insureds. With respect to any matter falling within the scope of PROMOTER’s obligation to defend and hold NASCAR and the NASCAR Rights Affiliates harmless, NASCAR and the NASCAR Rights Affiliate and NASCAR additional insureds shall be entitled to select counsel to represent it in such matter at PROMOTER’s expense, and that counsel’s duties and obligations in all respects shall be solely to NASCAR and to the NASCAR Rights Affiliate(s) and to the NASCAR additional insureds.

40. Recovery of Attorney’s Fees. In the event of litigation arising out of the enforcement of this Agreement or terms and conditions, attorney’s fees and costs shall be awarded to the prevailing party.

41. Representation Regarding Ownership of Facility. PROMOTER represents and warrants that, during the calendar year in which the Event is conducted and at all other times material to this Agreement, with respect to the Facility and the material assets thereof, either it holds, and will hold at all times relevant to the Event: (i) good and marketable title; or (ii) a valid and binding leasehold or other contractual interest for the management and operation of the Facility. PROMOTER represents and warrants that it is the direct owner or lessee of the material assets (other than real estate) of the Facility and no material assets (other than real estate) of the Facility are owned or leased through a subsidiary, affiliate, parent corporation, sister corporation or, in the case of an individual, a family member of the PROMOTER. In the event PROMOTER is not able to make such representations and warranties as set forth above, then that entity which can make such representations and warranties must execute the Guaranty Agreement attached hereto as Exhibit 6.

42. Notice. Unless otherwise permitted herein, notice required by the Agreement shall be given by facsimile/telecopy, and by overnight mail or other express service, postage prepaid, addressed as follows:

TO NASCAR:

National Association for Stock Car Auto Racing, Inc.

1801 West International Speedway Boulevard

Daytona Beach, FL 32114-1243

Attention: Mike Helton

With a copy to:

W. Garrett Crotty, Esq.

(at the same location)

Requests for NASCAR approval and/or consent, notification of planned improvements or alterations to the Facility, and information the PROMOTER must provide to NASCAR per this Agreement to:

Steve O’Donnell

(at the same location)

TO PROMOTER:	The Address set forth in Exhibit 1 to this Agreement

43. Notification Change. Either party may change the person(s) or locations to which notice must be given pursuant to Section 42, by providing written notice to the other party in accordance herewith.

44. Entire Agreement; Amendments. This Agreement, including Exhibits 1 through 6 hereto, constitutes the entire agreement between NASCAR and PROMOTER. All previous communications and negotiations between NASCAR and PROMOTER, whether oral or written, not contained herein are hereby withdrawn and void. This Agreement may not be amended except in writing and signed by both parties.

45. Agreement Binding on Heirs, Successors and Assigns. The rights and obligations contained in this Agreement shall bind, and inure to the benefit of, the parties and their respective successors and permitted assigns.

46. Governing Law. This Agreement shall be governed by and construed according to the laws of Florida applicable to agreements made to be performed therein (without giving effect to the conflict of law provisions of such jurisdiction).

47. Jurisdiction. With respect to any litigation between the parties arising out of, or relating in any way to, the business relationship between the parties, including but not limited to the Event, the Agreement, or any proposed business relationship between the parties, venue shall lie solely in a state court sitting in Volusia County, Florida, or the United States District Court for the Middle District of Florida, Orlando Division if in a case of exclusive federal jurisdiction, and all parties hereto consent to service of process by, and the jurisdiction of, those courts.

IN WITNESS WHERE OF , THIS Agreement has been read and signed by the duly authorized representative of each party, on the dates set forth below.

Dover International Speedway, Inc.

PROMOTER
BY:

Date 5/10/06	/s/ DENIS McGLYNN
Signature

Print Name: ________________________________________

Title: _____________________________________________

NATIONAL ASSOCIATION FOR STOCK
CAR AUTO RACING, INC.
BY:

Date 10-10-06	/s/ MIKE HELTON
Mike Helton
President

ADDENDUM TO

SANCTION AGREEMENT

(Radio Rights)

This Addendum Agreement (“Addendum”) to the Sanction Agreement (“Agreement”) between National Association for Stock Car Auto Racing, Inc. (“NASCAR”), a corporation with its principal offices located in Daytona Beach, Florida, and the PROMOTER (specified on Exhibit 1 to the Agreement), is entered into and is effective as of the Effective Date (specified on Exhibit 1 to the Agreement).

RECITALS

WHEREAS, NASCAR and PROMOTER are entering into the Agreement on the terms and as of the Effective Date stated therein; and

WHEREAS, NASCAR and PROMOTER wish to amend certain provisions in the Agreement by this Addendum;

NOW, THEREFORE, NASCAR and PROMOTER, in consideration of the mutual promises set forth below, and intending to be legally bound, agree to the following Addendum to the Agreement:

ADDENDUM AGREEMENT

A. Amendment to Section 25. Section 25 of the Agreement is hereby amended by adding at the end of such section the following:

“NASCAR hereby licenses to PROMOTER exclusively the use of that portion of Ancillary Rights for the purpose of sublicensing such rights for the broadcast and rebroadcast, on either a contemporaneous or delayed basis, by conventional AM, FM or short-wave radio (but not by any other means of transmission), of the performance of the Event (“Radio Rights”). Nothing in the immediately preceding sentence shall be construed as an assignment or other license, grant, assignment or other transfer of (i) Radio Rights for any event or other activity in any year other than calendar year 2007 or for any purpose or use other than set forth above, (ii) Live Broadcast Rights, or (iii) Ancillary Rights other than Radio Rights.”

B. Conflicts. If any other provision in the Agreement conflicts with any provision in this Addendum, the provision in the Agreement shall be construed or, if necessary, amended to give effect to the provision in this Addendum with which it conflicts.

IN WITNESS WHEREOF, this Addendum has been read and signed by the duly authorized representative of each Party, on the dates set forth below.

Dover International Speedway, Inc.
PROMOTER
BY:

Date: 8/31/06	/s/ DENIS MCGLYNN
Signature
	Print Name:	Denis McGlynn
	Title:	President

NATIONAL ASSOCIATION FOR STOCK CAR AUTO RACING, INC.
BY:

Date: 10-10-06	/s/ MIKE HELTON
Mike Helton
President

ADDENDUM TO

SANCTION AGREEMENT

Dover International Speedway – September 23, 2007

This Addendum Agreement (“Addendum”) to the NASCAR NEXTEL CUP Series Sanction Agreement (“Agreement”) between National Association for Stock Car Auto Racing, Inc. (“NASCAR”), a corporation with its principal offices located in Daytona Beach, Florida, and the PROMOTER (specified on Exhibit 1 to the Agreement), is entered into and is effective as of the date of signature by both parties hereto.

RECITALS

WHEREAS, NASCAR and PROMOTER are entering into the Agreement on the terms and as of the Effective Date stated therein; and

WHEREAS, NASCAR and PROMOTER wish to amend certain provisions in the Agreement by this Addendum;

NOW, THEREFORE, NASCAR and PROMOTER, in consideration of the mutual promises set forth below, and intending to be legally bound, agree to the following Addendum to the Agreement:

ADDENDUM AGREEMENT

A. Amendment to Section 1.c) of Sanction Agreement: Delete the words “pre-race festivities, driver introductions, Victory lane”

B. Amendment to Section 3) of Sanction Agreement: Delete the words “starter’s stand” and “Victory Lane” in the second sentence.”

C. Amendment to Section 9.d) of Sanction Agreement: Delete the words “ensuring that mascots and hand-held signs are not permitted in Victory Lane; and that no product or signage is placed on the winning car in Victory Circle unless specifically directed by NASCAR”

D. Amendment to Section 9.u)vii): change to read “in the Track Media Center and on all promoter-owned media backdrops;”

E. Amendment to Section 9.x) of Sanction Agreement: Delete this Section beginning with “provide the following telecommunications services to NASCAR:” in its entirety.

F. Conflicts. If any other provision in the Agreement conflicts with any provision in this Addendum, the provision in the Agreement shall be construed or, if necessary, amended to give effect to the provision in this Addendum with which it conflicts.

IN WITNESS WHEREOF, this Addendum has been read and signed by the duly authorized representative of each Party, on the dates set forth below.

Dover International Speedway, Inc.
PROMOTER

Date: 8/31/06	Signature:	/s/ DENIS MCGLYNN
	Print Name:	Denis McGlynn
	Title:	President

NATIONAL ASSOCIATION FOR STOCK CAR AUTO RACING, INC.

Date: 10-10-06	/s/ MIKE HELTON
Mike Helton
President